Exhibit 10.2

IHS INC.
2004 LONG-TERM INCENTIVE PLAN

2006 STOCK OPTION AWARD

This Stock Option Award Document (this “Award Document”) sets forth the terms of a stock option award given to               (“you”) by IHS Inc. (the “Company”).

Unless defined in this Option Award (this “Award Document”), capitalized terms will have the same meanings ascribed to them in the IHS Inc. 2004 Long-Term Incentive Plan (as may be amended from time to time, the “Plan”).

Pursuant to Article 6 of the Plan, you have been granted a non-qualified Option on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:

Total Number of Shares Underlying Option:	Shares

Employee ID:

Exercise Price per Share:	$ per Share(1)

Grant Date:	,

Expiration Date:	,

Vesting Schedule:	100% will vest on the fourth anniversary of the Grant Date; provided, however, that in the event of a Change in Control, this Award shall be subject to Article 18 of the Plan.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached as Exhibit A. YOU MUST ACCEPT THIS AWARD WITHIN 90 DAYS OF THE GRANT DATE OR THE AWARD WILL BE AUTOMATICALLY CANCELLED.

RECIPIENT	IHS INC.

By:
(type name)	Title:

(1)  The Exercise Price, unless otherwise determined by the Human Resources Committee, is the published closing price of a Share reported on the NYSE on the Grant Date.

EXHIBIT A

TERMS AND CONDITIONS OF THE
2006 OPTION AWARD

Vesting.

This Option will vest and become exercisable in accordance with the “Vesting Schedule” set forth in this Award Document. Any portion of this Option that becomes exercisable in accordance with the foregoing will remain exercisable until the eighth anniversary of the Grant Date, unless earlier terminated pursuant to the Plan or this Award Document (including, without limitation, the section below entitled “Termination”). Prior to the exercise of this Option, you will not have any rights of a shareholder with respect to such Option or the Shares subject thereto.

Method of Exercise.

This Option will be exercisable by (1) delivery of an exercise notice in the form attached as Exhibit B (the “Exercise Notice”) (or following any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless (broker-assisted) exercise) and (2) payment therefor pursuant to Section 6.6 of the Plan.

No Shares will be delivered pursuant to the exercise of an Option unless the exercise of this Option and the delivery of such Shares complies with applicable law. Assuming such compliance, for income tax purposes, the Shares will be considered transferred to you on the date when the Option is exercised with respect to the Shares.

Termination.

Upon termination of your employment  for any reason, then you may exercise this Option within 3 months after the date of termination (or, in the event of your death or termination due to your Disability (as defined below), within 12 months after such death or termination due to your Disability) (such 3-month or 12-month period, the “Option Exercise Period”) to the extent that this Option is vested on such date. If this Option (or any portion of this Option) is unvested, then it (or such portion) will be forfeited without any consideration and, for purposes of Section 4.2 of the Plan, the Shares covered by this Option (or such portion) will again be available for issuance under the Plan. If this Option is exercisable, then, if you (or, if applicable, such other person who is entitled to exercise this Option) do not exercise this Option on or prior to the expiration of the Option Exercise Period, this Option will terminate, and, for purposes of Section 4.2 of the Plan, the Shares covered by this Option will again be available for issuance under the Plan. In no event may you exercise this Option after the Expiration Date.

For purposes of this Award Document, “Disability” shall mean a mental or physical illness that entitles you to receive benefits under the long-term disability plan of the Company or an Affiliate; provided that you remain totally disabled for six (6) consecutive months. If you are not covered by such a plan, “Disability” shall be defined by reference to the Company’s long-term disability policy as if such policy applied to you.

Withholding Taxes.

You acknowledge that you are required to make acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Award or the delivery of Shares underlying this Option, and no stock certificate will be released to you until you have made such arrangements. These arrangements may include, at the Company’s discretion, withholding of Shares that otherwise would be released to you when they are delivered or surrendering of Shares that you already own. The FMV of the Shares that are withheld or that you surrender, if applicable, determined as of the date when the taxes otherwise would have been withheld in cash, will be applied as a credit against the taxes.

Tax Consultation.

By signing this Award Document, you represent that you have consulted with any tax consultant(s) you deem advisable in connection with the grant and vesting of this Option and any purchase or disposition of the Shares underlying this Option, that you are not relying on the Company or an Affiliate for any tax advice and that you will hold the Company and its Affiliates harmless from any and all tax liabilities imposed in connection with the grant and vesting of this Option and any purchase or disposition of the Shares underlying this Option.

No Guarantee of Continued Service.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF THIS OPTION PURSUANT TO THE “VESTING SCHEDULE” SET FORTH IN THE AWARD DOCUMENT IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE  AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE “VESTING SCHEDULE” DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT  FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO DISMISS YOU FROM EMPLOYMENT AT ANY TIME OR FOR ANY REASON NOT PROHIBITED BY LAW AND WILL NOT CONFER UPON YOU ANY RIGHT TO CONTINUE YOUR EMPLOYMENT FOR ANY SPECIFIED PERIOD OF TIME.

Data Protection

You acknowledge and agree that, for the reasons described below, the Company or any of its Affiliates may process sensitive personal data about you. Such data may include, but shall not be limited to:

•                  Personal data:  Name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport or visa information, age, language skills, drivers license information, birth certificate and employee number.

•                  Employment information:  Curriculum vitae or resume, wage history, employment references, job title, employment or severance agreement, plan or benefit enrollment forms and elections and equity compensation or benefit statements.

•                  Financial information:  Current wage and benefit information, personal bank account number, brokerage account information, tax related information and tax identification number.

The Company may, from time to time, process and transfer this or other information for internal compensation and benefit planning (specifically, for enrollment purposes in the Plan and the administration of the Plan), to determine training needs, to develop a global human resource database and to evaluate skill utilization.

The legal persons for whom your personal data is intended are the Company, the outside plan administrator (as selected by the Company from time to time), legal counsel to the Company (as selected by the Company from time to time), the accountants for the Company (as selected by the Company from time to time) and any other person that the Company may find in its administration of the Plan to be appropriate. You acknowledge that you have been informed of your right to access and correct any personal data by contacting:

Jeffrey Sisson
Sr. VP Global Human Resources
IHS Inc.
15 Inverness Way East
Englewood, Colorado 80112
Telephone No.: 303-397-2383
Facsimile No.: 303-754-3984
E-mail:    jeff.sisson@ihs.com

The Company agrees to ensure that all personal and/or sensitive data that is transmitted will be kept confidential and used only for legitimate Company purposes as described above.

You hereby give your explicit consent to the Company to process any such personal and/or sensitive data. You also hereby provide explicit consent to the Company to transfer any such personal and/or sensitive data outside of the country in which you work or are employed.

Acquired Rights

You acknowledge and agree that this Award does not provide any entitlement to any benefit other than that granted under the Plan.

You further acknowledge that this Award is discretionary, a one-time benefit, and does not entitle you to future awards of stock options or other forms of equity-based compensation.

You further acknowledge and agree that any benefits granted under the Plan are not a part of your base salary, and will not be considered a part of any pension or severance payments in the event of the termination of your employment for any reason.

If your employment is terminated for any reason, whether lawfully or unlawfully, you agree that you will not be entitled to any damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to this Award.

You acknowledge and agree that the benefits granted under the Plan are entirely at the discretion of the Committee and that the Committee, subject to Article 19 of the Plan, retains the right to alter, amend, modify, suspend or terminate the Plan at any time, in its sole discretion and without notice.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent. This Award Document is governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Document to the substantive law of another jurisdiction.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN. YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.

EXHIBIT B

IHS INC.
2004 LONG-TERM INCENTIVE PLAN

EXERCISE NOTICE

IHS Inc.
15 Inverness Way East
Englewood, Colorado 80112
Attention:  Senior Vice President — Global Human Resources
Facsimile No.:   (303) 754-3984

1.             Exercise of Option. Effective as of today,            , 2      , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase              Shares of the Company under and pursuant to the IHS Inc. 2004 Long-Term Incentive Plan (as may be amended from time to time, the “Plan”) and the 2006 Option Award Document dated             , 2006 (the “Award Document”). Capitalized terms used but not defined in this Exercise Notice have the meanings given to them under the Plan or the Award Document, as applicable.

2.             Delivery of Payment. The Participant herewith delivers to the Company the full relevant exercise price, plus any amounts required to be withheld, in respect of such exercise.

3.             Representations of Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Award Document and agrees to abide by and be bound by their provisions.

4.             Rights as a Shareholder. Until the delivery of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding this exercise of an Option. The Shares shall be delivered to the Participant as soon as practicable after the date of this Exercise Notice. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of delivery.

5.             “Stop-Transfer” Orders and Other Restrictions.

(a)           “Stop-Transfer” Orders. The Participant agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” orders to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)           Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan, the Award Document or this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.             Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

7.             Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be reviewed by the Committee. All decisions of the Committee shall be final, conclusive and binding on all parties.

8.             Governing Law. This Exercise Notice is governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Document to the substantive law of another jurisdiction.

9.             Entire Agreement. The Plan and the Award Document are incorporated herein by reference. This Exercise Notice, the Plan and the Award Document, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.

Submitted by:	Accepted by:

PARTICIPANT:	IHS INC.

Signature	Name:
Title:

Print Name

Date Received